Exhibit 99.1

Footnotes to Form 4

(1)
The shares of common stock were sold in connection with a public offering of the common stock of the Issuer (including pursuant to the underwriters’ exercise of their over-allotment option) pursuant to the prospectus dated November 7, 2022, and accompanying registration statement on Form S-3 (File No. 333-268197). The shares were sold at a price per share equal to the public offering price.

(2)
Represents shares of common stock sold by the following entities: (i) 241,226 shares of common stock sold by Advent International GPE VIII Limited Partnership; (ii) 261,830 shares of common stock sold by Advent International GPE VIII-B-1 Limited Partnership; (iii) 195,225 shares of common stock sold by Advent International GPE VIII-B-2 Limited Partnership; (iv) 304,845 shares of common stock sold by Advent International GPE VIII-B-3 Limited Partnership; (v) 735,764 shares of common stock sold by Advent International GPE VIII-B Limited Partnership; (vi) 120,174 shares of common stock sold by Advent International GPE VIII-C Limited Partnership; (vii) 102,778 shares of common stock sold by Advent International GPE VIII-D Limited Partnership; (viii) 30,457 shares of common stock sold by Advent International GPE VIII-F Limited Partnership; (ix) 269,832 shares of common stock sold by Advent International GPE VIII-H Limited Partnership; (x) 250,910 shares of common stock sold by Advent International GPE VIII-I Limited Partnership; (xi) 246,571 shares of common stock sold by Advent International GPE VIII-J Limited Partnership (the funds set forth in the foregoing clauses (i)-(xi), the “Advent VIII Luxembourg Funds”); (xii) 565,831 shares of common stock sold by Advent International GPE VIII-A Limited Partnership; (xiii) 114,459 shares of common stock sold by Advent International GPE VIII-E Limited Partnership; (xiv) 194,130 shares of common stock sold by Advent International GPE VIII-G Limited Partnership; (xv) 115,695 shares of common stock sold by Advent International GPE VIII-K Limited Partnership; (xvi) 105,145 shares of common stock sold by Advent International GPE VIII-L Limited Partnership (the funds set forth in the foregoing clauses (xii)-(xvi), the “Advent VIII Cayman Funds”); (xvii) 8,903 shares of common stock sold by Advent Partners GPE VIII Limited Partnership; (xviii) 55,489 shares of common stock sold by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 10,698 shares of common stock sold by Advent Partners GPE VIII-A Limited Partnership; (xx) 7,402 shares of common stock sold by Advent Partners GPE VIII-A Cayman Limited Partnership; and (xxi) 87,636 shares of common stock sold by Advent Partners GPE VIII-B Cayman Limited Partnership (the funds set forth in the foregoing clauses (xvii)-(xxi), the “Advent VIII Partners Funds” and together with the Advent VIII Luxembourg Funds and the Advent VIII Cayman Funds, the “Advent VIII Funds”).

Exhibit 99.1
(3)
Following the reported transactions, Advent International Corporation (“Advent”) manages funds that collectively own 37,539,784 shares of common stock of the Issuer, which are represented as follows: (i) 2,249,834 shares of common stock held by Advent International GPE VIII Limited Partnership; (ii) 2,442,000 shares of common stock held by Advent International GPE VIII-B-1 Limited Partnership; (iii) 1,820,792 shares of common stock held by Advent International GPE VIII-B-2 Limited Partnership; (iv) 2,843,189 shares of common stock held by Advent International GPE VIII-B-3 Limited Partnership; (v) 6,862,193 shares of common stock held by Advent International GPE VIII-B Limited Partnership; (vi) 1,120,826 shares of common stock held by Advent International GPE VIII-C Limited Partnership; (vii) 958,579 shares of common stock held by Advent International GPE VIII-D Limited Partnership; (viii) 284,063 shares of common stock held by Advent International GPE VIII-F Limited Partnership; (ix) 2,516,629 shares of common stock held by Advent International GPE VIII-H Limited Partnership; (x) 2,340,156 shares of common stock held by Advent International GPE VIII-I Limited Partnership; (xi) 2,299,688 shares of common stock held by Advent International GPE VIII-J Limited Partnership; (xii) 5,277,305 shares of common stock held by Advent International GPE VIII-A Limited Partnership; (xiii) 1,067,519 shares of common stock held by Advent International GPE VIII-E Limited Partnership; (xiv) 1,810,581 shares of common stock held by Advent International GPE VIII-G Limited Partnership; (xv) 1,079,043 shares of common stock held by Advent International GPE VIII-K Limited Partnership; (xvi) 980,652 shares of common stock held by Advent International GPE VIII-L Limited Partnership; (xvii) 83,039 shares of common stock held by Advent Partners GPE VIII Limited Partnership; (xviii) 517,523 shares of common stock held by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 99,782 shares of common stock held by Advent Partners GPE VIII-A Limited Partnership; (xx) 69,036 shares of common stock held by Advent Partners GPE VIII-A Cayman Limited Partnership; and (xxi) 817,355 shares of common stock held by Advent Partners GPE VIII-B Cayman Limited Partnership.

(4)
GPE VIII GP S.à.r.l. is the general partner of the Advent VIII Luxembourg Funds. GPE VIII GP Limited Partnership is the general partner of the Advent VIII Cayman Funds. AP GPE VIII GP Limited Partnership is the general partner of the Advent VIII Partners Funds. Advent International GPE VIII, LLC is the manager of GPE VIII GP S.à.r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership. Advent is the manager of Advent International GPE VIII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VIII Funds.

(5)
Each Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of its pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Section 16 or any other purpose.